UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

KB HOME
 (Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 231-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On January 27, 2011, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of KB Home (the “Company”) determined the amount of incentive compensation payable to each of the Company’s eligible executive officers under the Company’s fiscal year 2010 annual incentive program. In accordance with the incentive program’s design and underlying performance objectives, each such executive officer became eligible under the program to receive his maximum possible award. Given the challenging housing market conditions and the Company’s financial performance in fiscal year 2010, however, the Committee exercised its authority under the program to significantly reduce the amount of each of the awards. The final amounts determined by the Committee for the Company’s named executive officers are set forth below.

Name	Annual Incentive Award
William R. Hollinger	$350,000
Jeff J. Kaminski	$360,000
Jeffrey T. Mezger	$2,750,000

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 2, 2011

KB Home
By:	/S/ THOMAS F. NORTON
Thomas F. Norton
Senior Vice President, Human Resources